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Statement 11 Re: Computation of Earnings Per Share
Second Bancorp, Inc. and Subsidiary

                                                  For the Three Months Ended       For the Nine Months Ended
                                              -----------------------------------------------------------------
                                                 September 30     September 30   September 30   September 30
                                                     1998             1997           1998           1997
                                                     ----             ----           ----           ----

(Dollars in thousands, except per share data)
BASIC:
Weighted average shares issued                         7,448,236       7,339,787     7,421,672       7,278,154
Less: Treasury shares                                   (50,400)        (50,400)      (50,400)        (48,012)
                                              -----------------------------------------------------------------
Net Weighted average shares outstanding                7,397,836       7,289,387     7,371,272       7,230,142
                                              =================================================================

Net income                                            $    1,676      $    2,424    $    7,024      $    6,911
                                              =================================================================

Basic Earnings Per Share                              $     0.23      $     0.33    $     0.95      $     0.95

DILUTED:
Weighted  average shares issued                        7,448,236       7,339,787     7,421,672       7,278,154
Less: Treasury shares                                   (50,400)        (50,400)      (50,400)        (48,012)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                              66,249          65,270        74,655          58,488
Assumed conversion of $1.50 Preferred
  Stock Series A-1                                             0               0             0             113
                                              -----------------------------------------------------------------
                                                       7,464,085       7,354,657     7,445,927       7,288,630
                                              =================================================================

Net income                                            $    1,676      $    2,424    $    7,024      $    6,911

Diluted Earnings Per Share                            $     0.22      $     0.33    $     0.94      $     0.95
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